UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street
 Suite 600
 Tempe, Arizona 85281
 (Address of Principal Executive Offices) (Zip Code)
 Registrant’s telephone number, including area code: (602) 414-9300

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits
Signature
Exhibit 99.1

Item 8.01. Other Events.

On July 23, 2009, First Solar, Inc. (“First Solar”) issued a press release announcing a venture with EDF Energies Nouvelles to build France’s largest solar panel manufacturing plant, which will produce solar panels made with First Solar’s advanced, thin-film photovoltaic technology.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. This venture is subject to satisfaction of a number of conditions, including determination of the plant site location in France and agreement with French government authorities on the incentive package for the investment. The parties expect all conditions to be satisfied by the end of 2009; however, each party has the right to terminate the relationship prior to December 31, 2009 for any reason, including non-satisfaction of the conditions precedent.

The information in this Form 8-K and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of First Solar dated July 23, 2009.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
Date: July 23, 2009	By:	/s/ Mary Beth Gustafsson
		Name:	Mary Beth Gustafsson
		Title:	Vice President, General Counsel